UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2014
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
11451 Katy Freeway, Suite 500
Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 598-8600
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 99.1

Item 1.01	Entry into a Material Definitive Agreement

Sale of Assets
On July 10, 2014, Black Elk Energy Offshore Operations, LLC (the “Company” or “we”) entered into a Purchase and Sale Agreement (the “Renaissance PSA”) with Renaissance Offshore, LLC (“Renaissance”). Pursuant to the Renaissance PSA, Renaissance will acquire our interests, subject to certain exclusions, of 9 fields, 7 operated and 2 non-operated assets in the offshore Gulf of Mexico, and further described in detail in Exhibit 10.1 and incorporated herein, for $170 million in cash, subject to normal purchase price adjustments (the “Renaissance Sale”). Subject to customary closing conditions, the Renaissance Sale is expected to close in August 2014. The assets to be sold in the Renaissance Sale represent a significant amount of our cash flow, proved reserves and production.
Pursuant to the Renaissance PSA, and subject to specified limitations described therein, we agreed to indemnify Renaissance, its Affiliates (as defined in the Renaissance PSA) and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives against certain losses resulting from any breach of any representations, warranties and covenants of the Company, regardless of fault, contained in the Renaissance PSA, and for certain other matters. Renaissance has agreed to indemnify us, our Affiliates (as defined in the Renaissance PSA) and our respective directors, managers, general partners, officers, agents, employees, consultants, equity owners, stockholders and other representatives against certain losses resulting from any breach of any representations, covenants or obligations of Renaissance contained in the Renaissance PSA and, subject to certain limitations, the operation and ownership of the assets acquired pursuant to the Renaissance PSA, regardless of fault, and damages, including environmental damages, relating thereto.
The foregoing description of the Renaissance PSA is qualified in its entirety by reference to the full and complete terms of the Renaissance PSA, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 16, 2014, the Company issued a press release announcing that it had entered into the Renaissance PSA. A copy of such press release is furnished as Exhibit 99.1 hereto.
The information contained in this Item 7.01 and in Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit        Description

10.1*	Purchase and Sale Agreement by and between Black Elk Energy Offshore Operations, LLC and Renaissance Offshore, LLC, dated July 10, 2014.

Exhibit 99.1

99.1**	Black Elk Energy Offshore Operations, LLC Press Release, dated July 16, 2014.

*
Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to the Renaissance PSA have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

** Included herewith.

Exhibit 99.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 16, 2014

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC Black Elk Energy, LLC, its sole member

By:	/s/ John Hoffman
John Hoffman
President and Chief Executive Officer

Exhibit 99.1

EXHIBIT INDEX

Exhibit        Description

10.1*	Purchase and Sale Agreement by and between Black Elk Energy Offshore Operations, LLC and Renaissance Offshore, LLC, dated July 10, 2014.

99.1**	Black Elk Energy Offshore Operations, LLC Press Release, dated July 16, 2014.

*
Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to the Renaissance PSA have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

** Included herewith.